LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints
Michael D. Mulholland, Interim Chief Financial Officer and Arian Colachis,
VP and General Counsel and Corporate Secretary of Cytodyn Inc. (the Company), as the undersigned's true and lawful attorneys-in-fact (individually, the Attorney-in-Fact), each with full power of substitution and resubstitution, with the power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:
1. Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission SEC a Form
ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered advisable under Section 16 of the Securities Exchange Act of 1934 "the Exchange Act" or any rule or regulation of the SEC; 2. Prepare, execute and submit to the SEC, any national securities exchange or securities quotation system and the Company any and all reports, including any amendment thereto, of the undersigned required or considered advisable under Section 16 of the Exchange Act and the rules and regulations thereunder, with respect to the equity securities of the Company, including Forms 3, 4 and 5; and 3. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.
The undersigned acknowledges that: a) This Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable; c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section
16b of the Exchange Act; and d) This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section
16 of the Exchange Act. The undersigned hereby grants to the
Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned's holdings of and transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Limited Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Limited
Power of Attorney.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of June 6, 2020 /s/ David F. Welch